   As filed with the Securities and Exchange Commission on January 18, 2002
                                                     Registration No. 333-76640
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                               INTERVIDEO, INC.
            (Exact name of Registrant as specified in its charter)
                               -----------------
         Delaware                    7372                   94-3300070
      (State or Other          (Primary Standard         (I.R.S. Employer
      Jurisdiction of      Industrial Classification  Identification Number)
      Incorporation or           Code Number)
       Organization)
                            47350 Fremont Boulevard
                           Fremont, California 94538
                                (510) 651-0888
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               -----------------
                                   Steve Ro
                            Chief Executive Officer
                               InterVideo, Inc.
                            47350 Fremont Boulevard
                           Fremont, California 94538
                                (510) 651-0888
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                                  Copies to:
            Matthew W. Sonsini, Esq.            Timothy R. Curry, Esq.
             Craig D. Norris, Esq.               Evan B. Sloves, Esq.
            Christine S. Wong, Esq.             Christine DeSanze, Esq.
             Ritu K. Tariyal, Esq.              Brent D. Johnson, Esq.
            Barbara A. Wiseman, Esq.        Brobeck, Phleger & Harrison LLP
     Wilson Sonsini Goodrich & Rosati, P.C.      Two Embarcadero Place
               650 Page Mill Road                   2200 Geng Road
              Palo Alto, CA 94304                 Palo Alto, CA 94303
                 (650) 493-9300                     (650) 424-0160
                               -----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall then become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to
Section 8(a), may determine.
                               -----------------

                               EXPLANATORY NOTE

   The purpose of this Amendment No. 1 is solely to file exhibits to the Registration Statement as set forth below as in Item 16 of Part II.
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

Part II
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INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise defined, all capitalized terms contained in this Part II shall have the meanings ascribed to them in the prospectus which forms a part of this registration statement. InterVideo is sometimes referred to in this Part II as the "registrant."

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

      Securities and Exchange Commission registration fees....... $12,369
      NASD filing fee............................................   5,675
      Printing and engraving expenses............................
      Legal fees and costs.......................................
      Accounting fees and costs..................................
      Nasdaq National Market listing fees........................
      Transfer agent and registrar fees and expenses.............
      Miscellaneous expenses.....................................
                                                                  -------
         Total................................................... $
                                                                  =======

Item 14.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article IX of the registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.2 hereto) and
Article IX of the registrant's Amended and Restated Bylaws (Exhibit 3.4 hereto) provide for indemnification of the registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The registrant intends to enter into agreements with its directors and officers that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as director or officers to the fullest extent not prohibited by law. The underwriting Agreement (Exhibit 1.1) provides for indemnification by the underwriters of the registrant, its directors and officers, and by the registrant of the underwriters, for certain liabilities, including liabilities arising under the Act and affords certain rights of contribution with respect thereto.

Item 15.  Recent Sales of Unregistered Securities.

Since December 31, 1998, we have sold and issued the following unregistered securities:

(1) From March 1999 to December 2001, we have granted stock options to purchase an aggregate of 9,043,400 shares of common stock at exercise prices ranging from $0.05 to $2.20 per share to employees, consultants, directors and other service providers pursuant to our 1998 Plan and pursuant to options granted outside of the 1998 Plan, which options total 218,750 shares. The options issued outside of the 1998 Plan were issued at exercise prices ranging from $0.05 to $0.25 per share to consultants to us.

(2) From May to August 1999, we sold an aggregate of 2,000,000 shares of Series C preferred stock to 39 outside investors at a price of $2.00 per share for an aggregate purchase price of $4,000,000.

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                                                                           II-1

Part II
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(3) From April 2000 to May 2000, we sold an aggregate of 4,188,750 shares of
Series D preferred stock to 70 outside investors at a price of $4.00 per share for an aggregate purchase price of $16,655,000. All shares of the preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of preferred stock outstanding.

The sales and issuances of securities described in paragraph (1) above were exempt from registration under Section 4(2) of the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided by Rule 701. The sale and issuance of securities described in paragraphs (2) and (3) above were exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder.

Item 16.  Exhibits and Financial Statements Schedules.

(a) Exhibits

Exhibit
Number                                                Description
---------------------------------------------------------------------------------------------------------------
 1.1*    Form of Underwriting Agreement.
 3.1*    Amended and Restated Certificate of Incorporation, to be effective upon the reincorporation.
 3.2*    Amended and Restated Certificate of Incorporation, to be effective upon consummation of this offering.
 3.3*    Bylaws, to be effective upon the reincorporation.
 3.4*    Amended and Restated Bylaws, to be effective upon consummation of this offering.
 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati.
10.1**   Registrant's 1998 Stock Option Plan and form of option agreement.
10.2*    Registrant's 2002 Stock Plan and form of option agreement.
10.3*    Registrant's 2002 Employee Stock Purchase Plan and form of subscription agreement.
10.4*    Form of Directors and Officers' Indemnification Agreement.
10.5**   Investor Rights Agreement, dated July 2, 1999, as amended, by and among the Registrant and the parties who are signatories thereto.
10.6+    Digital Audio System License Agreement between the Registrant and Dolby Laboratories Licensing
         Corporation dated March 4, 1999.
10.7+    CSS License Agreement between the Registrant and DVD Copy Control Association dated December 22,
         2000.
10.8**   Lease Agreement between the registrant and ProLogis Limited Partnership-1, dated December 7, 2000.
10.9**   Employment offer letter with Randy Bambrough.
10.10**  Form of Nonstatutory Stock Option Agreement for grants to Joe Liu and George Haber.
10.11**  Nonstatutory Stock Option Agreement for Henry Shaw.
10.12*   Form of Promissory Notes issued by George Haber, Joe Liu and Randall Bambrough.
10.13*   Common Stock Purchase Agreement with Honda Shing, dated May 15, 1998.
21.1**   Subsidiaries of the registrant.
23.1**   Consent of Arthur Andersen.
23.2**   Consent of TN Soong & Co.
23.3*    Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
24.1**   Power of Attorney. Reference is made to Page II-4.

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* To be filed by amendment.
**Previously filed.
+ Confidential treatment to be requested for a portion of this agreement.

(b) Financial Statement Schedules.

Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the Financial Statements or the notes thereto.

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II-2

Part II
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Item 17.  Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                                                           II-3

Part II
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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 18, 2002.

                                          INTERVIDEO, INC.

                                          By:       /S/  RANDALL BAMBROUGH
                                             -----------------------------------
                                             Randall Bambrough, Chief Financial
                                                          Officer

                               Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons on January 18, 2002 in the capacities indicated.

           Signature                                 Title
--------------------------------------------------------------------------------

               *                President, Chief Executive Officer and Director
-------------------------------   (Principal Executive Officer)
           Steve Ro

    /s/  RANDALL BAMBROUGH      Chief Financial Officer (Principal Financial and
-------------------------------   Accounting Officer)
       Randall Bambrough

               *                Director
-------------------------------
          Henry Shaw

               *                Director
-------------------------------
         Eli Sternheim

               *                Director
-------------------------------
         George Haber

               *                Director
-------------------------------
          Joseph Liu

*By:     /S/  RANDALL BAMBROUGH
   ____________________________
       Randall Bambrough
       ATTORNEY-IN-FACT

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II-4

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Exhibit index

Exhibit
Number                                               Description
--------------------------------------------------------------------------------------------------------------
 1.1*   Form of Underwriting Agreement.
 3.1*   Amended and Restated Certificate of Incorporation, to be effective upon the reincorporation.
 3.2*   Amended and Restated Certificate of Incorporation, to be effective upon consummation of this offering.
 3.3*   Bylaws, to be effective upon the reincorporation.
 3.4*   Amended and Restated Bylaws, to be effective upon consummation of this offering.
 5.1*   Opinion of Wilson Sonsini Goodrich & Rosati.
10.1**  Registrant's 1998 Stock Option Plan and form of option agreement.
10.2*   Registrant's 2002 Stock Plan and form of option agreement.
10.3*   Registrant's 2002 Employee Stock Purchase Plan and form of subscription agreement.
10.4*   Form of Directors and Officers' Indemnification Agreement.
10.5**  Investor Rights Agreement, dated July 2, 1999, as amended, by and among the Registrant and the parties who are signatories thereto.
10.6+   Digital Audio System License Agreement between the Registrant and Dolby Laboratories Licensing
        Corporation dated March 4, 1999.
10.7+   CSS License Agreement between the Registrant and DVD Copy Control Association dated December 22,
        2000.
10.8**  Lease Agreement between the registrant and ProLogis Limited Partnership-1, dated December 7, 2000.
10.9**  Employment offer letter with Randy Bambrough.
10.10** Form of Nonstatutory Stock Option Agreement for grants to Joe Liu and George Haber.
10.11** Nonstatutory Stock Option Agreement for Henry Shaw.
10.12*  Form of Promissory Notes issued by George Haber, Joe Liu and Randall Bambrough.
10.13*  Common Stock Purchase Agreement with Honda Shing, dated May 15, 1998.
21.1**  Subsidiaries of the registrant.
23.1**  Consent of Arthur Andersen.
23.2**  Consent of TN Soong & Co.
23.3*   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
24.1**  Power of Attorney. Reference is made to Page II-4.

--------
 * To be filed by amendment.
** Previously filed.
 + Confidential treatment to be requested for a portion of this agreement.

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